SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	April 9, 2002

GEORGIA-PACIFIC CORPORATION

(Exact Name of Registrant as Specified in its Charter)

GEORGIA	001-03506	93-0432081

(State or Other Jurisdiction of Incorporation)	(Commission File Number	(IRS Employer Identification Number)

133 PEACHTREE STREET, N.E., ATLANTA, GEORGIA	30303

(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, including area code	(404) 652-4000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 4.	Changes in Registrant's Certifying Accountant.

            On April 9, 2002, the Audit Committee of the Board of Directors of Georgia-Pacific Corporation ("Georgia-Pacific") voted to dismiss its independent public accountants, Arthur Andersen LLP ("Arthur Andersen"), and to engage the services of Ernst & Young LLP ("Ernst & Young") to serve as Georgia-Pacific's independent public accountants for Georgia-Pacific's 2002 fiscal year, effective immediately.

            Arthur Andersen's reports on Georgia-Pacific's consolidated financial statements for each of the fiscal years ended December 29, 2001 and December 30, 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

            During the fiscal years ended December 29, 2001 and December 30, 2000, and through the date hereof, there were no disagreements with Arthur Andersen on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen's satisfaction, would have caused Arthur Andersen to make reference to the subject matter in connection with its report on Georgia-Pacific's consolidated financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

            Georgia-Pacific provided Arthur Andersen with a copy of the foregoing disclosures. Attached, as Exhibit 16.1, is a copy of Arthur Andersen's letter, dated April 9, 2002, stating its agreement with such statements.

            During the fiscal years ended December 29, 2001 and December 30, 2000 and through the date hereof, Georgia-Pacific did not consult Ernst & Young with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Georgia-Pacific's consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

           Representatives from Arthur Andersen and Ernst & Young are expected to be present at Georgia-Pacific's Annual Meeting of Shareholders to be held on May 7, 2002, to have the opportunity to make a statement if they desire, and to be available to answer questions.

Item 7.	Financial Statements, Pro Forma Financial Statements and Exhibits.

(c)	Exhibits.

	16.1	Letter from Arthur Andersen LLP to the Securities and Exchange Commission, dated April 9, 2002, regarding change in certifying accountant.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	April 11, 2002

GEORGIA-PACIFIC CORPORATION

		By:	/s/ Kenneth F. Khoury

		Name:	Kenneth F. Khoury
		Title:	Vice President, Deputy General Counsel and Secretary

EXHIBIT INDEX

16.1	Letter from Arthur Andersen LLP to the Securities and Exchange Commission, dated April 9, 2002, regarding change in certifying accountant.